Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 25, 2010, on the financial statements and financial highlights of each of the respective series constituting the Security Income Fund in Post-Effective Amendment No. 93 to the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-38414) and under the Investment Company Act of 1940 (Registration No. 811-02120).


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
April 26, 2010